SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2007

U.S. Energy Systems, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-10238	52-1216347
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

750 Lexington Avenue 15th Floor New York, NY	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 588-8901

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 24, 2007, the board of directors of U.S. Energy Systems, Inc. took action to suspend Mr. Grant Emms, the Chief Executive Officer and a director of UK Energy Systems Ltd., a subsidiary of U.S. Energy Systems, Inc., with pay and other contractual benefits, pending an investigation by the audit committee. During such suspension, Mr. Joseph Reynolds, who has been the UK subsidiary’s Program Director since August 2006, will serve as the UK subsidiary’s interim Chief Executive Officer. A summary of Mr. Reynolds’s professional experience can be found in U.S. Energy Systems, Inc.’s most recent Form 10-K.

Item 8.01.	Other Events

On June 25, 2007, U.S. Energy Systems, Inc. (collectively with its subsidiaries, the “Company”) issued a press release providing updated information with respect to (i) the Company’s ability to fund its ongoing operating and capital obligations and (ii) the gas collection and distribution system of its UK subsidiary, which has certain gas licenses for approximately 100,000 acres of onshore natural gas properties in North Yorkshire, England (the “UK Gas Assets”). In addition, the Company reported that its board of directors has determined to seek to engage independent third party financial advisors for purposes of assisting the board in its evaluation of potential refinancing or restructuring transactions as well as other strategic alternatives available the Company. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

In connection with that press release, the Company is also updating the risk factors included in its Annual Report on Form 10-K for the year ended December 31, 2006, as follows:

Absent a refinancing or the raising of additional capital by the Company, the Company will not have sufficient funds to complete the expansion of the UK Gas Assets.

Based on forecasts provided to the Company by independent third party engineers, the capital expenditure requirements for completion of the planned expansion of the UK Gas Assets are expected to significantly exceed the current capital expenditure budget of US$36,000,000 and may exceed that amount by more than 100%. Absent a refinancing or the raising of additional capital by the Company in an amount sufficient to meet the capital requirements for the expansion, the Company will not have sufficient funds to complete the expansion of the UK Gas Assets. Failure to complete the expansion of the UK Gas Assets will result in the Company’s inability to generate sufficient revenue to service the debt under the UK financing agreements. There can be no assurance that the Company will be able to complete a refinancing or the raising of additional capital in a timely manner or on acceptable terms. The failure to do so would have a material adverse effect on the Company.

Absent a refinancing, the raising of additional capital or other financial restructuring, the Company will be unable to meet operating requirements and certain contractual obligations as they become due as early as August 2007.

Absent a refinancing, the raising of additional capital or other financial restructuring (including a restructuring involving the permitted sale of certain of the Company’s assets), the Company will be unable to meet operating requirements and certain contractual obligations as they become due as early as August 2007. The Company is projecting a shortfall in working capital in the UK for the year 2007 in an amount up to US$3,200,000. There can be no assurance that the Company will be able to complete a refinancing or additional capital raise on acceptable terms to permit the Company to meet its working capital needs or comply with such contractual obligations. The failure to obtain such funds or complete a refinancing or restructuring would have a material adverse effect on the Company’s liquidity, operations and value.

Future issuances of equity to raise additional needed capital may result in significant dilution to our stockholders.

In order to raise additional needed capital, the Company may issue shares of its common stock. There can be no assurance that such issuances will be at current market rates. Any raising of capital involving the issuance of equity is expected to result in a significant dilution to existing stockholders.

The Company has insufficient funds to make certain capital contributions required under the UK financing arrangements.

The Company has insufficient funds to make certain capital contributions required under the UK financing arrangements between September and December of 2007. Absent a refinancing or the raising of additional capital, the Company will not be able to meet its capital contribution obligations starting in September 2007, and will be in default under the UK financing arrangements. There can be no assurance that the Company could refinance or raise additional capital and, if so, whether it would be on acceptable terms. The failure to obtain such funds would have a material adverse effect on the Company’s liquidity, operations and value.

The Company is not in compliance with certain of its non-monetary obligations under the UK financing arrangements, and the financing parties can take action to declare a default and to accelerate indebtedness.

The Company’s existing failure to comply with certain of its non-monetary obligations under the UK financing arrangements permit the financing parties to declare a default, accelerate the indebtedness and foreclose on the collateral. As discussed above, additional defaults could occur in the future. If the financing parties decide to exercise their rights to accelerate, and exercise remedies, such action could involve foreclosure on substantially all the Company’s assets and would have a material adverse effect on the Company. As a result, the Company may not be able to avoid the loss of pledged assets and/or bankruptcy or insolvency proceedings.

The failure to connect the UK Gas Assets to the national grid on a firm capacity basis by August 2009 may have an adverse effect on the Company’s ability to generate sufficient revenues to service its debt or to comply with certain liquidity covenants in the UK financing arrangements.

Based on information recently provided to the Company by the operator of the National Transmission System (“NTS”), the Company has determined that the Company would not be permitted to deliver gas from the UK Gas Assets to the NTS on a firm capacity (i.e., uninterrupted) basis before April 2011 at the earliest. As a result, the Company is revising its plans to enable it to deliver gas from the UK Gas Assets to the NTS on an interruptible basis by August 2009. Until connection to the NTS is made on a firm capacity basis, interruptions of the Company’s deliveries of gas to the NTS could reduce revenues generated from the sale of gas which may adversely affect the Company’s ability to service its debt or to comply with certain liquidity covenants under the UK financing agreements.

The risks described herein and in the Company’s Form 10-K are not the only risks facing the Company. Additional risks and uncertainties not currently known to the Company, or that are currently deemed to be immaterial, also may materially adversely affect the Company’s business, financial condition and/or future operating results.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release of U.S. Energy Systems, Inc. dated June 25, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. Energy Systems, Inc.

By:	/s/ Asher E. Fogel
Asher E. Fogel
Chief Executive Officer and President

Dated: June 25, 2007

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of U.S. Energy Systems, Inc. dated June 25, 2007.